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                                                                    EXHIBIT 21.1

                                   ATG, INC.
                             LIST OF SUBSIDIARIES


                                         STATE OF INCORPORATION
                                         ----------------------

          ATG   Richland Corporation           Washington
          ATG   Nuclear Services LLC            Delaware
          ATG   Catalytics LLC                  Delaware

All subsidiaries also do business as ATG Inc. or as Allied Technology Group, Inc.